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                                                                      EXHIBIT 11
                             PAINE WEBBER GROUP INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
          (In thousands of dollars except share and per share amounts)

                                                         Three Months Ended June 30,         Six Months Ended June 30,
                                                         ---------------------------         -------------------------
                                                            1997           1996               1997             1996
                                                            ----           ----               ----             ----
PRIMARY:

Weighted-average common shares outstanding               86,583,003      87,315,131        86,774,107       88,593,710

Incremental stock options and awards                      7,958,825       7,882,909         7,454,255        7,882,810
                                                      -------------   -------------     -------------    -------------

Weighted-average common and common
     equivalent share                                    94,541,828      95,198,040        94,228,362       96,476,520
                                                      =============   =============     =============    =============


Net income                                            $      93,124   $      92,212     $     193,959    $     192,713

Interest savings on convertible debentures and
     short-term borrowings                                      227           1,225               558            2,578

Preferred dividend requirements                              (7,379)         (7,349)          (14,757)         (14,856)
                                                      -------------   -------------     -------------    -------------

Net income applicable to common shares                 $     85,972   $      86,088     $    179,760     $     180,435
                                                      =============   =============     =============    =============

Primary earnings per common share                      $       0.91   $        0.90     $       1.91     $        1.87
                                                      =============   =============     =============    =============

FULLY DILUTED:

Weighted-average common shares outstanding               86,583,003      87,315,131        86,774,107       88,593,710

Incremental stock options and awards                      8,163,870       8,804,960         8,072,466
                                                                                                             9,037,513

Weighted-average common shares issuable
     assuming conversion of 8% Convertible
     Debentures and 6% Cumulative
     Convertible Redeemable Preferred Stock               5,515,720       6,196,913         5,567,683        6,327,181
                                                      -------------   -------------     -------------    -------------


Weighted-average common and common
     equivalent shares                                  100,262,593     102,317,004       100,414,256      103,958,404
                                                      =============   =============     =============    =============

Net income                                            $      93,124   $      92,212     $     193,959    $     192,713

Interest savings on convertible debentures and
     short-term borrowings                                      227           1,140               576            2,262

Preferred dividend requirements                              (5,878)         (5,849)          (11,756)         (11,823)
                                                      -------------   -------------     -------------    -------------

Net income applicable to common shares                $      87,473   $      87,503     $     182,779    $     183,152
                                                      =============   =============     =============    =============

Fully diluted earnings per common share               $        0.87   $        0.86     $        1.82    $        1.76
                                                      =============   =============     =============    =============
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